UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

     Filed by the Registrant ☒

     Filed by a Party other than the Registrant ☐

     Check the appropriate box:

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material under Rule 14a-12

GREAT WOLF RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
VOTING
THE ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS
CORPORATE GOVERNANCE
THE EXECUTIVE OFFICERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERSHIP OF OUR COMMON STOCK
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON COMPENSATION DECISIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2005

       We cordially invite you to attend our annual meeting of shareholders to be held at the Blue Harbor Resort & Conference Center, 725 Blue Harbor Drive, Sheboygan, Wisconsin on Thursday, May 19, 2005 at 10:00 a.m., Central Time. At this meeting, you and our other shareholders will be able to vote on the following:

1. The election of all eight directors to serve on our Board of Directors until our annual meeting of shareholders in 2006, or until their successors have been duly elected and qualified; and

2. Any other business that may properly come before our annual meeting including any adjournments or postponements of our annual meeting.
      As part of this Notice of Annual Meeting, we attach a proxy statement containing further information about our annual meeting and the proposal described above.
      You may either vote in person or by proxy. Please see the attached proxy statement for more details on how you can vote. Even if you plan to attend our annual meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed envelope for your shares to be represented and voted at our annual meeting in accordance with your instructions. Of course, if you attend our annual meeting, you may withdraw your proxy and vote your shares in person.
      Only shareholders of record at the close of business on Wednesday, March 30, 2005 will be entitled to vote at our annual meeting or any adjournment of our annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

J. MICHAEL SCHROEDER, Secretary
Madison, Wisconsin
April 14, 2005

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2005
GENERAL INFORMATION
       Our Board of Directors is soliciting your proxy for use at our annual meeting of shareholders to be held at the Blue Harbor Resort & Conference Center, 725 Blue Harbor Drive, Sheboygan, Wisconsin, on Thursday, May 19, 2005 at 10:00 a.m., Central Time and at any adjournments of our annual meeting. You are invited to attend our annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to instruct another person to vote your shares on your behalf at our annual meeting. For this purpose, we enclose one blank proxy card for your use.
      The mailing address of our principal executive offices is 122 West Washington Avenue, Madison, Wisconsin 53703.
      This proxy statement and the accompanying proxy card and Notice of Annual Meeting are being mailed to our shareholders on or about April 14, 2005.
Purposes of Our Annual Meeting
      The purposes of our annual meeting are: (1) to elect eight directors to serve on our Board; and (2) to transact any other business that may properly come before our annual meeting and any adjournments of our annual meeting. Our Board knows of no matters, other than the election of directors, to be brought before our annual meeting.
This Proxy Solicitation
      There are two parts to this proxy solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This proxy statement provides you information that you may find useful in deciding how to vote.
      Proxies are being solicited by and on behalf of our Board, and the solicitation of proxies is being made primarily by the use of the mails. We will bear the cost of preparing and mailing this proxy statement and the accompanying material and the cost of any supplementary solicitations which may be made by mail, telephone or personally by our officers and employees who will not be additionally compensated for their activities. We have retained Equiserve, Inc. to provide administrative and record-keeping assistance in the solicitation of proxies.
      No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, you should not rely on that information or representation as having been authorized by us. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from anyone to whom it is unlawful to make such proxy solicitation in that jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has been no change in the information set forth since the date of this proxy statement.

VOTING
Record Date for Our Annual Meeting; Who Can Vote at Our Annual Meeting
      Our Board has fixed the close of business on Wednesday, March 30, 2005 as the record date for determining which of our shareholders are entitled to receive notice of, and to vote at, our annual meeting. You will be entitled to notice of, and to vote at, our annual meeting and any adjournments of our annual meeting, only if you were a shareholder of record at the close of business on the record date. At the close of business on our record date of March 30, 2005, we had issued and outstanding 30,262,308 shares of our common stock, which are entitled to vote at our annual meeting. See “Required Votes.”
How to Vote Your Shares and How to Revoke Your Proxy
      How to Vote. You may vote your shares at our annual meeting in person, or if you cannot attend our annual meeting in person or you wish to have your shares voted by proxy even if you do attend our annual meeting, you may vote by duly authorized proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.
      By completing and returning the proxy card and by following the specific instructions on the card, you will direct the designated persons (known as “proxies”) to vote your shares at our annual meeting in accordance with your instructions. Our Board has appointed John Emery and J. Michael Schroeder to serve as the proxies for our annual meeting.
      Your proxy card will be valid only if you sign, date and return it before our annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares for the election of the eight nominees for directors. If a nominee for election to our Board is unable to serve — which we do not anticipate — or if any other matters are properly raised at the annual meeting, then either Messrs. Emery or Schroeder as the designated proxies will vote your shares in accordance with his best judgment.
      In voting by proxy card as to the election of directors, you may either (1) vote in favor of one or more of the eight nominees or (2) withhold your votes as to one or more of the nominees. Abstentions will be treated as set forth below. You may not vote for persons other than Messrs. Neviaser, Emery, Blutinger, Churchey, Knetter, Silver and Vaccaro and Ms. Nolan in the election of directors.
      Even if you plan to attend our annual meeting, we ask you to vote, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in the name of a broker or other intermediary, you may vote and revoke a previously submitted vote only through, and in accordance with, procedures established by the record holder(s) or their agent(s).
      How to Revoke a Proxy. If you have already returned your proxy to us, you may revoke your proxy at any time before it is exercised at our annual meeting by any of the following actions:

•	by notifying our Secretary in writing that you would like to revoke your proxy,

•	by completing a proxy with a later date and by returning it to us at or before the annual meeting, or

•	by attending our annual meeting and voting in person. (Note, however, that your attendance at our annual meeting, by itself, will not revoke a proxy you have already returned to us; you must also vote your shares in-person at our annual meeting to revoke an earlier proxy.)
      If you choose either of the first two means to revoke your proxy, you must submit either your notice of revocation or your new proxy card to our mailing address listed on page 1 of this proxy statement.
Required Votes
      Voting Rights. You are entitled to one vote for each share of our common stock that you hold. Cumulative voting of our shares is not allowed.

      Quorum Requirements. Under Delaware law and our bylaws, a majority of votes entitled to be cast at the annual meeting, represented in person at the annual meeting or by proxy, will constitute a quorum for the consideration of the election of the nominees for directors and for each matter to properly come before our annual meeting.
      Vote Required. The eight nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.
      Abstentions and Broker Non-Votes. No specific provisions of our articles of incorporation or bylaws address the issue of abstentions or broker non-votes. Abstentions will not be counted “for” or “against” proposals, but will be counted for the purpose of determining the existence of a quorum.
      Under applicable Nasdaq National Market, or Nasdaq, rules (the exchange on which our common stock is traded), brokers holding shares for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner may not receive voting instructions from the beneficial owner and under Nasdaq’s rules do not have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.”
      “Broker non-votes” will not be counted as votes cast for a proposal, but will be counted only for or against the purpose of determining the existence of a quorum.
      Because the election of directors is a routine matter for which specific instructions from beneficial owners are not required under Nasdaq’s rules, no “broker non-votes” will arise in the context of voting for the nominees for directors.
      If you do not vote your shares, your brokerage firm may either (1) vote your shares on routine matters, including this year’s election of directors, or (2) leave your shares unvoted.
      To be certain that your shares are voted at our annual meeting, we encourage you to provide instructions to your brokerage firm by voting your proxy.
THE ELECTION OF DIRECTORS
Election of Nominees for Directors
      At our annual meeting, our shareholders will vote on the election of eight directors.
      Our Nominating and Corporate Governance Committee has recommended to our Board as nominees, and our Board has nominated, Bruce D. Neviaser, John Emery, Elan Blutinger, Randy Churchey, Michael M. Knetter, Alissa N. Nolan, Howard Silver and Marc B. Vaccaro for election to our Board. If elected, all of these individuals will serve as directors for a one-year term that will expire at our annual meeting of shareholders in 2006, or until their successors are duly elected and qualified. You will find below a brief biography of each nominee. See also “Ownership of Our Common Stock” on page 11 for information on their holdings of our common stock.
      Craig A. Stark served as our president and a member of our Board from the date of our initial formation in 2004 through March 31, 2005. On March 9, 2005, Mr. Stark notified us of his resignation as our president and member of the Board of Directors of the Company for personal reasons, effective March 31, 2005. Our Nominating and Corporate Governance Committee has recommended not replacing Mr. Stark’s seat on our Board at this time.
      If any nominee becomes unavailable or unwilling to serve as a director for any reason, the persons named as proxies in the proxy card are expected to consult with our management in voting the shares represented by them and will vote in favor of any substitute nominee or nominees approved by our Board. Our Board has no reason to doubt the availability of any of the nominees for director. Each of the nominees has expressed his or her willingness to serve as a director if elected by our shareholders at our annual meeting.

Our Board recommends that you vote FOR the election of each nominee for director.

Nominees for Election as Directors (Terms to Expire 2006)

BRUCE D. NEVIASER, age 49	Mr. Neviaser has served as Chairman of the Board since we commenced operations in May 2004. Mr. Neviaser co-founded our predecessor companies and from 1992 until completion of the initial public offering of our common stock, or IPO, served as the Co-Chairman of The Great Lakes Companies, Inc. and its predecessor companies, where he was involved in selecting development sites, designing deal structures and raising capital. Mr. Neviaser has over 20 years of experience in hotel and commercial real estate management, development and acquisition. Mr. Neviaser was recently appointed to the Advisory Board of the Weinert Center for Entrepreneurship at the University of Wisconsin-Madison School of Business and is an active community leader.

Committees: None

JOHN EMERY, age 40	Mr. Emery has served as our Chief Executive Officer and director since we commenced operations in May 2004. From January 2004 until completion of the IPO, Mr. Emery served as the Chief Executive Officer of The Great Lakes Companies, Inc. From 1995 to December 2003, Mr. Emery served in a number of management positions at Interstate Hotels & Resorts, Inc., a public company and the nation’s largest independent third-party hotel management company, most recently as president and chief operating officer. Additionally, from 1995 to November 2002, Mr. Emery served in a number of management positions at MeriStar Hospitality Corporation, a public company and one of the nation’s largest hotel real estate investment trusts, most recently as president and chief operating officer. Mr. Emery is a former member of the boards of directors of Interstate Hotels & Resorts and MeriStar Hospitality. He currently serves on the Pamplin College of Business advisory council at Virginia Tech and is executive director of the Stone Circle Foundation, a private, non-profit organization.

Committees: None

ELAN BLUTINGER, age 49	Mr. Blutinger has been a managing director of Alpine Consolidated, LLC, a merchant banking fund that specializes in consolidating fragmented industries, since 1996. Mr. Blutinger served as a director of Hotels.com (NASDAQ: ROOM) from 2001 until its sale in 2003. Mr. Blutinger was a founder and director of Resortquest International (NYSE: RZT) from 1997 until its sale in 2003, a founder and director of Travel Services International (NASDAQ: TRVL) from 1996 until its sale in 2001, and a director of Online Travel Services (LSE: ONT), a U.K.-based online travel and technology company, from 2000 until its sale in 2004. Mr. Blutinger is a trustee of the Washington International School in Washington, D.C. Mr. Blutinger has served as one of our independent directors since 2004.

Committees: Nominating and Corporate Governance (Chairman)

RANDY CHURCHEY, age 43	Mr. Churchey has been a private investor since the sale of RFS Hotel Investors, Inc., a public hotel real estate investment trust, in July 2003. From November 1999 until July 2003, Mr. Churchey served as president and chief operating officer and a director of RFS Hotel Investors, Inc. From 1997 through October 1999, Mr. Churchey was senior vice president and chief financial officer of FelCor Lodging Trust, a public hotel real estate investment trust. For nearly 15 years prior to joining FelCor, Mr. Churchey held various positions in the audit practice of Coopers & Lybrand, LLP, where he most recently served as partner and as chairman of the firm’s Hospitality and Real Estate practice for the Southwestern United States. Mr. Churchey is a certified public accountant. Mr. Churchey is a director and chairman of the audit committee of Innkeepers USA Trust, a hotel real estate investment trust, and Education Realty Trust, a student housing real estate investment trust. Mr. Churchey has served as one of our independent directors since 2004.

Committees: Audit (Chairman), Compensation

MICHAEL M. KNETTER, age 44	Mr. Knetter joined the University of Wisconsin-Madison School of Business as its dean in July 2002. From June 1997 to July 2002, Dean Knetter was associate dean of the MBA program and professor of international economics in the Amos Tuck School of Business at Dartmouth College. Dean Knetter has served as a senior staff economist for the President’s Council of Economic Advisors for former presidents George H.W. Bush and William Jefferson Clinton and has been a consultant to the International Monetary Fund. Dean Knetter is a research associate for the National Bureau of Economic Research and a Trustee of Lehman Brothers/ First Trust Income Opportunity Fund and the Lehman Brothers Liquid Assets Trust. Dean Knetter has served as one of our independent directors since 2004.

Committees: Nominating and Corporate Governance, Audit

ALISSA N. NOLAN, age 41	Ms. Nolan is a long time entertainment/attractions industry analyst and development consultant. Since January 2001, she has served as director of strategic planning and development to The Tussauds Group, a visitor attractions company. Prior to joining Tussauds, Ms. Nolan was a director and principal with Economics Research Associates, a specialist advisor to global attractions and leisure developers and leisure investors, from 1993 to 1999. After leaving Economics Research Associates and prior to joining Tussauds, Ms. Nolan served as a private consultant. Ms. Nolan has served as one of our independent directors since 2004.

Committees: Nominating and Corporate Governance, Compensation

HOWARD SILVER, age 50	Mr. Silver is the president and chief executive officer of Equity Inns, Inc., a public self-advised and self-administered hotel real estate investment trust. Mr. Silver joined Equity Inns in May 1994 and has served in various capacities including: executive vice president of finance, secretary, treasurer, chief financial officer and chief operating officer. Mr. Silver has been a certified public accountant since 1980. Mr. Silver is a director of Capital Lease Funding, Inc., a public triple net lease real estate investment trust, and serves on its audit committee as chairman, as well as serving on the nomination & investment committees. Mr. Silver is also on the board of managers of GHII, LLC, a national hotel furniture and equipment provider. Mr. Silver has served as one of our independent directors since 2004.

Committees: Audit, Compensation (Chairman)

MARC B. VACCARO, age 41	Mr. Vaccaro has served as a director since we commenced operations in May 2004. Mr. Vaccaro co-founded our predecessor companies and from 1992 until completion of the IPO, served as the Co-Chairman of The Great Lakes Companies, Inc. and its predecessor companies. Mr. Vaccaro has over 16 years of experience in a wide array of commercial property acquisitions, developments and redevelopments, including hotel, shopping center, office and land projects. Mr. Vaccaro holds a Bachelors of Art degree in Economics from the University of Wisconsin. Mr. Vaccaro sits on several foundation boards, including the Menasha Corporations Foundation and the Theda Clark Smith Foundation.

Committees: None

OUR BOARD OF DIRECTORS
      Each director serves a one-year term and is subject to annual re-election. One of our directors, Craig A. Stark, resigned as an executive officer of our company and our Board effective March 31, 2005. As a result, our Board currently consists of eight directors, five of whom are independent as determined by our Board under the rules promulgated by the SEC and Nasdaq listing standards. At our annual meeting, as discussed above, our shareholders will vote on the eight nominees for director.
CORPORATE GOVERNANCE
Independence of Our Board of Directors
      Rules promulgated by the SEC and the listing standards of Nasdaq require that a majority of our directors be independent directors. Our Board has adopted as categorical standards Nasdaq independence standards to provide a baseline for determining independence. Under these criteria, our Board has determined that the following members of our Board are independent: Elan Blutinger, Randy Churchey, Michael M. Knetter, Alissa N. Nolan and Howard Silver.
Committees and Meetings of Our Board of Directors
      Board Meetings. We operate under the general management of our Board as required by our bylaws and the laws of Delaware, our state of incorporation. We were incorporated on May 10, 2004 in anticipation of the IPO. The IPO closed on December 20, 2004. Prior to the IPO, our Board consisted of Messrs. Neviaser, Emery, Vaccaro and Stark. That initial Board took certain actions related to our organization and the IPO by consent. Upon the closing of the IPO, Messrs. Blutinger, Churchey, Knetter and Silver and Ms. Nolan became members of our Board. Our Board did not meet during the period from the IPO through December 31, 2004. Also, we do not have an annual meeting attendance policy for directors.
      Executive Sessions of Our Non-Management Directors. Beginning at the February 17, 2005 Board meeting, the non-management directors of our Board began meeting in regularly scheduled executive sessions that exclude members of the management team. At each meeting, the non-management directors determine who presides over the meeting’s agenda and related discussion topics. The non-management directors may also choose to appoint a Chairman to preside over these meetings, and the Chairman may also rotate from time to time. Shareholders and other interested persons may contact our non-management directors in writing by mail c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Madison, Wisconsin 53703, Attn: Non-Management Directors. All such letters will be forwarded to our non-management directors.
      Audit Committee. Our Board has established an Audit Committee. Commencing with the closing of the IPO, Messrs. Churchey, Knetter and Silver are members of the Audit Committee, with Mr. Churchey serving as its chairman. Our Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, and under the listing standards of the Nasdaq. Our Board has also determined that Mr. Churchey is an “audit committee financial expert” within the meaning of SEC rules. The Audit Committee operates under a written charter (which is attached as Appendix A) adopted by our Board. Among other duties, this committee:

•	reviews and discusses with management and our independent public accountants our financial reports, financial statements and other financial information;

•	makes decisions concerning the appointment, retention, compensation, evaluation and termination of our independent public accountants;

•	reviews with our independent public accountants the scope and results of the audit engagement;

•	approves all professional services provided by our independent public accountants;

•	reviews the independence, experience, performance and independence of our independent public accountants;

•	considers the range of audit and non-audit fees;

•	reviews the adequacy of our internal accounting and financial controls; and

•	reviews any significant disagreements among the company’s management and our independent public accountants in connection with preparation of our company’s financial statements.
      The Audit Committee did not meet during our 2004 fiscal year, which consisted of the period from the IPO through December 31, 2004. For more information, please see “Report of the Audit Committee” on page 21.
      Compensation Committee. Our Board has also established a Compensation Committee. Commencing with the closing of the IPO, Messrs. Churchey and Silver and Ms. Nolan are members of this committee, with Mr. Silver serving as its chairman. Our Board has determined that each of the Compensation Committee members is independent, as that term is defined by the Nasdaq. The Compensation Committee operates under a written charter adopted by our Board in December 2004. A copy of this charter is available on our web site at www.greatwolfresorts.com. Among other duties, this committee:

•	determines our executive officers’ compensation;

•	establishes salaries of and awards of performance-based bonuses to our executive officers; and

•	determines awards of restricted stock and stock option grants to our officers and employees under our 2004 Incentive Stock Plan.

      The Compensation Committee did not meet during our 2004 fiscal year, which consisted of the period from the IPO through December 31, 2004. For more information, please see “Compensation Committee Report on Executive Compensation” beginning on page 18.
      Nominating and Corporate Governance Committee. Our Board has also established a Nominating and Corporate Governance Committee. Commencing with the closing of the IPO, Messrs. Blutinger and Knetter and Ms. Nolan are members of this committee, with Mr. Blutinger serving as its chairman. Our Board has determined that each of the Nominating and Corporate Governance Committee members is independent, as that term is defined by Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board in December 2004. A copy of this charter is available on our web site at www.greatwolfresorts.com. Among other duties, this committee:

•	identifies, selects, evaluates and recommends to our Board candidates for service on our Board;

•	oversees the composition of our Board and its committees and makes recommendations to our Board for appropriate changes;

•	advises and makes recommendations to our Board on matters concerning corporate governance; and

•	oversees an annual evaluation of our Board.
      The Nominating and Corporate Governance Committee did not meet during our 2004 fiscal year, which consisted of the period from the IPO through December 31, 2004.
      Other Committees. From time to time, our Board may form other committees as circumstances warrant. Those committees will have such authority and responsibility as delegated to them by our Board and consistent with Delaware law.
      Availability of Corporate Governance Materials. Shareholders may view our corporate governance materials, including the charters of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our Internet website under “Corporate Governance” at www.greatwolfresorts.com.
Director Nominations
      Corporate Governance and Nomination Committee. The Nominating and Corporate Governance Committee performs the functions of a nominating committee. The Nominating and Corporate Governance Committee’s Charter describes the Committee’s responsibilities, including seeking, screening and recommending director candidates for nomination by our Board.
      Director Candidate Recommendations and Nominations by Shareholders. The Nominating and Corporate Governance Committee’s charter provides that the committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the consideration of our Nominating and Corporate Governance Committee through the method described under “Communications With Our Board” below. In addition, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures summarized in “Shareholders’ Proposals for Our 2006 Annual Meeting” below.
      Process For Identifying and Evaluating Director Candidates. The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in our Corporate Governance Guidelines. The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Nominating and Corporate Governance Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs.
Communications with Our Board
      Our Board has approved unanimously a process for shareholders to send communications to our Board. Shareholders can send communications to our Board and, if applicable, to the Nominating and Corporate Governance Committee or to specified individual directors in writing c/o Great Wolf Resorts, Inc., 122 West

Washington Avenue, Madison, Wisconsin 53703. All such letters will be forwarded to our Board, the Nominating and Corporate Governance Committee or any such specified individual directors.
Shareholder Proposals for Our 2006 Proxy Materials or Annual Meeting
      To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at our executive offices no later than the close of business on December 15, 2005. Proposals should be addressed c/o Great Wolf Resorts, Inc. 122 West Washington Avenue, Madison, Wisconsin 53703 Attn: General Counsel. We will determine whether we will oppose inclusion of any proposal in our proxy statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitation of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 15, 2005 for inclusion in our proxy materials.
      For any proposal that is not intended to be included in our proxy materials, but is instead sought to be presented directly at our 2006 Annual Meeting, our Amended and Restated Bylaws require that such proposal be received at our executive offices located at the address listed above no later than the close of business on January 19, 2006.
      In order for a shareholder to nominate a candidate for Director, timely notice of the nomination must be received by the company in advance of the meeting. Ordinarily, such notice must be received not less than 120 days before the first anniversary of the date of the company’s proxy statement in connection with the last annual meeting (that is, December 15, 2005 for the 2006 annual meeting of shareholders).
Contributions to Charitable Entities
      During 2004, the company did not make any contributions to charitable entities on which one of our directors or executive officers sits as a board member or serves as an executive officer.
Compensation of Directors
      Each of our directors who is not an employee of our company or any of our subsidiaries receives an annual fee of $40,000 for services as a director. Non-employee directors receive $1,000 for each board or committee meeting attended in person and $500 for each meeting of the board or a committee attended telephonically, other than committee meetings that occur on the same day as board meetings. The chair of the audit committee receives an additional annual fee of $10,000, and the chair of each other committee receives an additional annual fee of $5,000. Employees of our company or our subsidiaries do not receive compensation for their services as directors.
      Upon the consummation of the IPO, we made grants of stock options to independent directors under our 2004 Incentive Stock Plan, and intend to make future grants under this plan. On the date of the closing of the initial public offering, each independent director received options to purchase 7,500 shares of our common stock at an exercise price equal to the IPO price of $17.00 per share. The compensation committee, in administering the 2004 Incentive Stock Plan, has provided that: (1) each independent director who is initially elected to our board of directors will receive options to purchase 7,500 shares of our common stock on the date of such initial election and (2) independent directors will receive options to purchase 5,000 shares of our common stock on the date of each annual meeting of stockholders at which the independent director is re-elected to our board of directors. The exercise price will be equal to 100% of the fair market value of our common stock on the date of the grant. The options granted to independent directors will be exercisable in three equal annual installments beginning on the first anniversary of the date of the grant of the option, subject to accelerated vesting as described below.

THE EXECUTIVE OFFICERS
      Mr. Emery is an executive officer and director and his biographical information is set forth under “The Election of Directors.” The names, positions, business experience, terms of office and ages of our other executive officers are as follows:

KIMBERLY K. SCHAEFER, age 39	Ms. Schaefer has served as our Chief Operating Officer since March 2005. Prior to that, she served as our Chief Brand Officer since we commenced operations in May 2004. From May 1997 until completion of the IPO, Ms. Schaefer served as Senior Vice President of Operations of The Great Lakes Companies, Inc. and its predecessor companies. At Great Lakes, Ms. Schaefer was involved in site selection and brand development and oversaw all resort operations. Ms. Schaefer has over 15 years of hospitality experience and holds a Bachelor of Science degree in Accounting from Edgewood College in Madison, Wisconsin. Ms. Schaefer is also involved with charitable work and sits on the advisory board for Edgewood College Business School. Ms. Schaefer is a certified public accountant.

JAMES A. CALDER, age 42	Mr. Calder has served as our Chief Financial Officer since we commenced operations in May 2004. From September 1997 to April 2004, Mr. Calder served in a number of management positions with Interstate Hotels & Resorts, Inc., a public company, and its predecessor company, serving most recently as chief financial officer. Additionally, from October 2001 to November 2002, Mr. Calder served as chief accounting officer of MeriStar Hospitality Corporation, a public company. From May 1995 to September 1997, Mr. Calder served as senior vice president and corporate controller of ICF Kaiser International, Inc., a public consulting and engineering company. Prior to that time, from 1984 to May 1995, Mr. Calder worked for Deloitte & Touche LLP in various capacities, serving most recently as senior manager for the real estate industry. Mr. Calder holds a Bachelor of Science degree in Accounting from The Pennsylvania State University. Mr. Calder is a certified public accountant and is president and treasurer of the Thomas W. Hetrick Memorial Scholarship Fund, a private, non-profit organization.

HERNAN R. MARTINEZ, age 52	Mr. Martinez has served as our Executive Vice President of Development since we commenced operations in May 2004. During April 2004, Mr. Martinez served as Executive Vice President of Development of The Great Lakes Companies, Inc. From September 2002 to April 2004, Mr. Martinez was principal for Urbana Partners, a real estate advisory and development company serving international, private and institutional investors. From June 2000 to August 2002, Mr. Martinez served as chief operating officer for American Skiing Company Resort Properties and Executive Vice President of its parent American Skiing Company, a public company. Mr. Martinez holds a Diploma in Architecture from the University of Buenos Aires, Argentina, a Post-Graduate Diploma in Urban Development Planning, Development Planning Unit from the University College, London, U.K. and a Masters of Business Administration from Stanford University.

J. MICHAEL SCHROEDER, age 37	Mr. Schroeder has served as our General Counsel and Corporate Secretary since we commenced operations in May 2004. From November 1999 until completion of the IPO, Mr. Schroeder served in several senior management positions for The Great Lakes Companies, Inc., most recently as Senior Vice President and General Counsel. From September 1993 to November 1999, Mr. Schroeder was associated with several law firms in New York, New York and Greenwich, Connecticut where he specialized in real estate, real estate finance and corporate law, with a focus on the hospitality industry. Mr. Schroeder holds a Juris Doctor degree from Duke University School of Law and a Bachelor of Science degree in Finance from the University of Colorado.

ALEXANDER P. LOMBARDO, age 36	Mr. Lombardo has served as our Treasurer since August 2004. From August 1998 to August 2004, Mr. Lombardo served in a number of positions with Interstate Hotels & Resorts, Inc., a public company, and its predecessor company, serving most recently as vice president of finance. Additionally, from August 1998 to December 2002, Mr. Lombardo served in a number of positions with MeriStar Hospitality Corporation, a public company, serving most recently as assistant treasurer. From August 1996 to August 1998, Mr. Lombardo served as cash manager of ICF Kaiser International, Inc., a public company. Mr. Lombardo holds a Bachelor of Business Administration degree from James Madison University.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under federal securities laws, our directors, executive officers and any persons beneficially owning more than 10% of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to Nasdaq. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this proxy statement any failure to timely file these reports by those due dates by our directors and executive officers during 2004.
      Based solely upon our review of the reports and amendments to those reports furnished to us or written representations from our directors and executive officers that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by our directors and executive officers during 2004.

OWNERSHIP OF OUR COMMON STOCK
      We summarize below the beneficial ownership of our common stock, as of April 1, 2005 except where noted, by (1) each person or group beneficially owning more than five percent (5%) of our company’s common stock, (2) each of our directors and our director nominee, (3) each of our named executive officers and (4) all of our directors, our director nominee and our named executive officers as a group. A person generally “beneficially owns” shares if he or she, directly or indirectly, has or shares either the right to vote those shares or dispose of them. Unless otherwise indicated in the accompanying footnotes, all of the shares of our common stock listed below are owned directly, and the indicated person has sole voting and investment power.

	Shares Beneficially Owned

Name of Beneficial Owner	Number	Percentage

Bruce D. Neviaser(1)	1,821,443	6.0%
John Emery(2)	483,077	1.6
Elan Blutinger	5,000	*
Randy Churchey	10,000	*
Michael M. Knetter	1,500	*
Alissa N. Nolan	—	—
Howard Silver	—	—
Marc B. Vaccaro(3)	1,553,839	5.1
James A. Calder(4)	4,379	*
Hernan R. Martinez	4,379	*
Kimberly K. Schaefer(5)	821,457	2.7
J. Michael Schroeder	90,367	*
Alexander P. Lombardo	—	—
All directors and executive officers as a group (13 persons)	4,795,441	15.8%

*	Less than one percent of the outstanding shares of common stock.

(1)	Includes (a) 45,248 shares held by DNEV, LLC for which Mr. Neviaser shares voting and investment power, and (b) 125,699 shares held by Neviaser Enterprises, LLC., of which Mr. Neviaser is the managing member and possesses sole voting and investment power over the shares.

(2)	In addition, our deferred compensation plan holds 117,647 shares to pay obligations owed to Mr. Emery pursuant to the plan.

(3)	Includes (a) 19,907 shares held by MV LLC, of which Mr. Vaccaro is the managing member and possesses sole voting and investment power over the shares, (b) 75,000 shares held by The Marc B. Vaccaro Grantor Retained Authority Trust, of which Mr. Vaccaro is the sole trustee and possesses sole voting and investment power and (c) 75,000 shares held by The Astrid G. VanZon Grantor Retained Annuity Trust, of which Astrid G. VanZon, Mr. Vaccaro’s spouse, is the sole trustee and possesses sole voting and investment power. Mr. Vaccaro disclaims beneficial ownership of the 75,000 shares held by The Astrid G. VanZon Grantor Retained Annuity Trust.

(4)	In addition, our deferred compensation plan holds 11,765 shares to pay obligations owed to Mr. Calder pursuant to the plan.

(5)	Includes 33,009 shares held jointly with Ms. Schaefer’s spouse.

Equity Compensation Plan Information
      This table provides certain information as of December 31, 2004 with respect to our equity compensation plans:

					(c)
					Number of securities
					remaining available for
	(a)		(b)		future issuance under
	Number of securities		Weighted-average		equity compensation
	to be issued upon exercise		exercise price of		plans (excluding
	of outstanding options,		outstanding options,		securities reflected in
Plan category	warrants and rights		warrants and rights		column (a))

Equity compensation plans approved by security holders	1,656,300	(1)	$17.00	(1)	1,724,220
Equity compensation plans not approved by security holders	0		N/A		0
Total	1,656,300		$17.00		1,724,220

(1)	Under our 2004 Incentive Stock Plan, we grant incentive stock options and/or nonqualified stock options to employees and directors. The Plan authorizes us to grant up to 3,380,520 options, stock appreciation rights or shares of our common stock. Each option entitles the holder to purchase one share of common stock at the specified option price. The options vest over a three-year period and expire after ten years. For all options granted to date, the exercise price was equal to the fair market value of the underlying stock on the date of grant. As of December 31, 2004, we have granted 1,656,300 stock options, all at an exercise price of $17.00. No options were exercisable during the period from December 21, 2004 through December 31, 2004.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Formation Transactions
      Since 1999, directors and officers of The Great Lakes Companies, Inc. and its predecessor companies, which we refer to as “Great Lakes,” including Messrs. Lund, Neviaser, Stark and Vaccaro and Ms. Schaefer, personally guaranteed certain loans made in connection with our resorts. Pursuant to such guarantees, such directors and officers, along with Great Lakes, each jointly and severally guaranteed the repayment of the outstanding debt on the loans in their entirety. In connection with our formation transactions, the application of the net proceeds from the IPO to repay a portion of the underlying debt and the refinancing of the remainder of this debt, these individuals were removed as guarantors from approximately $193.8 million of guarantees as of December 20, 2004.
      Pursuant to separate transition services agreements, we provide certain services to each of Great Lakes Hospitality Partners, LLC and Great Lakes Housing Partners, LLC (the entities that succeeded to Great Lakes’ non-resort development and management business), and these entities provide certain services to us. These services will continue for a period not to exceed two years from the date of completion of the formation transactions, which was December 20, 2004. These services include, among others, administrative services, corporate services, accounting services, financing services, legal services, tax services, information technology services, human resources services, payroll services and operational services. These services are provided by the parties to the transition services agreements as and if any such service is reasonably requested to be performed during the two-year period of the agreements. The fees for these services will be determined as each such service is provided from time to time and will generally be equal to the cost of such services had the services been provided by an unaffiliated third party. The agreements also provide for customary expense reimbursement. Further, each party may terminate the agreement if the other party thereto defaults in the performance of its material obligations under, or breaches any of its warranties set forth in, the agreements, subject to a 30-day cure period.

      Messrs. Lund, Neviaser, Stark and Vaccaro and Ms. Schaefer, each of whom was a shareholder of Great Lakes, entered into indemnity agreements with us pursuant to which they made certain representations and warranties to us relating to the formation transactions and the status of the properties operated by the resort-owning entities. Pursuant to these indemnity agreements, these shareholders agreed to indemnify us for a period of one year if those representations and warranties are not accurate. These representations and warranties relate, among other things, to the following matters concerning Great Lakes:

•	current capital structure;

•	compliance with laws and possession of required authorizations;

•	possession of all required consents and approvals;

•	no breach of organizational documents or material agreements;

•	no material tax dispute or claim;

•	no payment of brokers’ or finders’ fees;

•	no bankruptcy events;

•	material legal proceedings;

•	reasonable insurance coverage for properties;

•	liens and options and rights with respect to underlying properties;

•	no labor disputes or unfair labor practices;

•	ownership of real property and improvements thereto;

•	no material environmental liabilities;

•	no material defect in the condition of the properties;

•	accuracy of financial statements;

•	no material undisclosed liabilities, contracts or liabilities;

•	no damage or loss to its underlying properties in excess of $1 million; and

•	ownership of intellectual property rights.
In addition, these shareholders agreed to indemnify us for a period of one year against liabilities or obligations relating to claims asserted under federal or state securities laws arising out of the offer or sale of condominiums on or before the closing of the formation transactions by the management company or any affiliated entity of the management company. With respect to each shareholder, the maximum indemnification obligation under these agreements will not exceed 35% of the value of the number of shares of our common stock received by that shareholder in the formation transactions. The maximum amount of the indemnification obligations under these agreements will equal approximately $45.2 million in the aggregate. These shareholders may fulfill the indemnity obligations under the agreements solely through the delivery of shares of our common stock that they own, valued at the time of delivery, or with an equivalent amount of cash. However, if any of these shareholders chooses to fulfill the indemnity obligation under the agreement through the delivery of shares, the maximum number of shares such shareholder will be obligated to deliver is 35% of the number of shares such shareholder received in the formation transactions. In connection with the closing of our IPO, Messrs. Lund and Neviaser received personal loans from an affiliate of Citigroup Global Markets Inc. These loans are full-recourse and secured by a pledge of all the shares of our common stock received by such individual in the formation transactions. While some of these shares may be released from the pledge over time, they may not be available as an alternative means to satisfy an indemnification obligation under the agreements.

Business Relationships Between Our Company and Our Directors
      Prior to the consummation of the IPO, our predecessor entity regularly used an aircraft owned by LVNCS, LLC, an entity owned by Messrs. Vaccaro, Neviaser and Emery and two of our former employees. During 2004, our predecessor entity paid an aggregate of $235,000 for the lease of the aircraft for company business. These payments represented approximately 78% of the entity’s revenue for 2004. The entity that owns the aircraft also has one employee for whom our predecessor entity provided payroll and benefit services during 2004, the costs of which were reimbursed by the entity. We believe that the costs our predecessor entity incurred for use of this aircraft were substantially less than the costs that it would have incurred for the use of a similar aircraft owned by an independent third party. We intend to continue to use this aircraft in the future.
Transactions with Our Management
      None.
EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the annual base salary and other compensation paid in 2004 to our Chief Executive Officer and our four other most highly compensated executive officers, whom we refer to as our named executive officers. All compensation amounts include amounts paid by us or by our predecessor entities prior to the IPO.

						Long Term
						Compensation Awards

					Other		Securities
		Annual Compensation			Annual	Restricted	Underlying	LTIP	All Other
					Compensation	Stock	Options/	Payouts	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)	Awards ($)	SARs (#)	($)	($)

John Emery	2004	354,230	2,000,000	(1)	0	0	350,000	0	0
Chief Executive Officer
Craig A. Stark	2004	194,231(2)	0		0	0	200,000	0	0
President
Hernan R. Martinez	2004	214,154	0		0	0	150,000	0	0
Executive Vice President of
Development
Kimberly K. Schaefer	2004	177,308	0		0	0	100,000	0	0
Chief Operating Officer
James A. Calder	2004	95,192	200,000	(1)	0	0	100,000	0	0
Chief Financial Officer
J. Michael Schroeder	2004	240,385	75,000	(1)	0	0	75,000	0	0
General Counsel and
Corporate Secretary

(1)	Pursuant to their employment arrangements prior to the IPO, Messrs. Emery and Calder received $2,000,000 and $200,000, respectively, in the form of lump sum cash payments upon consummation of the IPO. These cash payments were deferred pursuant to our deferred compensation plan. Pursuant to elections by these members of management to have these bonus payments track the performance of our common stock, we contributed 129,412 shares of our common stock (based on the public offering price of $17.00 per share) to a trust that holds assets to pay obligations under our deferred compensation plan. These deferred bonuses are deemed to be investments in shares of our common stock. As a result, the amount of cash ultimately paid from the deferred bonus payments will appreciate or depreciate as the price of our common stock increases or decreases. Pursuant to his employment arrangement prior to the IPO, Mr. Schroeder received $75,000 in the form of a lump-sum cash payment. This amount was paid in January 2005.

(2)	On March 9, 2005, Mr. Stark notified us of his resignation as our president, effective March 31, 2005.

Stock Option Grants
      We provide below information regarding stock option granted to the named executive officers. The fiscal year used in the table below is the period from the IPO through December 31, 2004. No options were granted prior to the IPO.

		Percentage
		of Total			Potential Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term
	Options	in Fiscal	or Base	Expiration
Name	Granted (#)	Year	Price	Date	5%	10%

John Emery	350,000	21.1%	$17.00	12/15/2014	$3,741,923	$9,482,768
Craig A. Stark	200,000	12.1%	$17.00	12/15/2014	(1)	(1)
Hernan R. Martinez	150,000	9.0%	$17.00	12/15/2014	$1,603,681	$4,064,043
Kimberly K. Schaefer	100,000	6.0%	$17.00	12/15/2014	$1,069,121	$2,709,362
James A. Calder	100,000	6.0%	$17.00	12/15/2014	$1,069,121	$2,709,362
J. Michael Schroeder	75,000	4.5%	$17.00	12/15/2014	$801,841	$2,032,022

(1)	On March 9, 2005, Mr. Stark notified us of his resignation as our president, effective March 31, 2005. At the date of his resignation, none of his options granted were exercisable.
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
      We provide below information regarding unexercised options at December 31, 2004. None of the named executive officers exercised any options during 2004. The following table sets forth information concerning the year-end number and value of unexercised options with respect to each of these persons as of December 31, 2004.

			Number of Shares	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
	Shares		Fiscal Year-End	Fiscal Year-End(1)
	Acquired	Value
	On Exercise	Realized	Exercisable/	Exercisable
Name	(#)	($)	Unexercisable	Unexercisable(1)

John Emery	—	—	0/350,000	$ — /$1,869,000
Craig A. Stark	—	—	0/200,000 (2)	$ — /$1,068,000
Hernan R. Martinez	—	—	0/150,000	$ — /$ 801,000
Kimberly K. Schaefer	—	—	0/100,000	$ — /$ 534,000
James A. Calder	—	—	0/100,000	$ — /$ 534,000
J. Michael Schroeder	—	—	0/75,000	$ — /$ 400,500

(1)	Value of unexercisable in-the-money options is based on a market price of $22.34 per share, which was the closing price of our common stock on December 31, 2004.

(2)	These options were granted to Mr. Stark subject to certain vesting conditions, including requirements regarding Mr. Stark’s continuation of employment with us. As a result of Mr. Stark’s resignation, these options will lapse prior to vesting.
Employment Agreements
      We entered into employment agreements, effective upon consummation of the IPO, with Messrs. Emery, Martinez, Calder and Schroeder and Ms. Schaefer. The employment agreements provide for Mr. Emery to serve as our Chief Executive Officer, Mr. Martinez to serve as our Executive Vice President of Development, Mr. Calder to serve as our Chief Financial Officer, Mr. Schroeder to serve as our General Counsel and

Corporate Secretary, and Ms. Schaefer to serve as our Chief Brand Officer. In March 2005, Ms. Schaefer was promoted to the position of Chief Operating Officer.
      Each employment agreement has a term of three years and provides for automatic one-year extensions thereafter, unless either party provides at least 120 days notice of non-renewal.
      The employment agreements provide for:

•	an annual base salary of $400,000 for Mr. Emery, $320,000 for Mr. Martinez, $250,000 for each of Messrs. Calder and Schroeder, and $225,000 for Ms. Schaefer. Ms. Schaefer’s annual base salary was subsequently increased to $265,000 upon her promotion to Chief Operating Officer in March 2005;

•	eligibility for annual bonuses to be determined by our compensation committee;

•	eligibility for grants of options to purchase our common stock as determined by our compensation committee; and

•	participation in employee benefit plans, programs and policies applicable generally to our senior executives.
      The employment agreements provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), including non-renewal of the employment agreement by us upon the end of its term, the executive will be entitled to the following severance payments and benefits, subject to his or her execution and non-revocation of a general release of claims:

•	a lump sum severance amount equal to the sum of that executive’s then-current annual base salary and most recent annual bonus paid for each of Messrs. Martinez, Calder and Schroeder and Ms. Schaefer, and two times such amount for Mr. Emery;

•	acceleration of vesting of all outstanding options to purchase our common stock; and

•	a lump sum payment in an amount designed to roughly equal the pre-tax cost of health, life insurance and accidental death and dismemberment benefits in effect immediately prior to the termination of the executive’s employment for a period of time following the termination of executive’s employment.
      Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of $25,000 or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment.
      Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within 180 days prior to, or eighteen months following, a change in control, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason. However, the lump-sum cash severance payment will be equal to three times (in the case of Mr. Emery) or two times (in the case of each of Messrs. Martinez, Calder and Schroeder and Ms. Schaefer) the sum of the executive’s then-current annual base salary and the most recent annual bonus paid to the executive.
      Each employment agreement also provides that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or disability.
      The employment agreements also contain non-compete and standard confidentiality and non-solicitation provisions that apply during the term of the employment agreements and for a one-year period thereafter.
Noncompetition Agreements
      We have entered into noncompetition agreements with each of Messrs. Neviaser and Vaccaro, each of whom is a member of our board of directors. The noncompetition agreements provide that each of

Messrs. Neviaser and Vaccaro will not, during their terms as directors of the company or officers of the company, as applicable, or for the one-year period following their removal from the board of directors or such office or in the event Messrs. Neviaser or Vaccaro are not re-elected to the board of directors, compete with us. These agreements also contain standard confidentiality and non-solicitation provisions. In exchange for these agreements, we have agreed to accelerate the vesting of these individuals’ stock options if the individual is removed from or is not re-elected to our board of directors or is removed from his respective office and to pay Mr. Neviaser an annual fee of $150,000.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ON
COMPENSATION DECISIONS
      During fiscal 2004, Messrs. Churchey and Silver and Ms. Nolan comprised the Compensation Committee. No member of the Compensation Committee was at any time during fiscal 2004 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions.” In addition, no executive officer of the Company has served on the board of directors or compensation committee of another entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during fiscal 2004.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Prior to the completion of our IPO on December 20, 2004, our Board of Directors was composed of Messrs. Neviaser, Emery, Stark and Vaccaro. Their objective was to attract, retain and motivate highly qualified executive officers who would serve as our initial executive management team and contribute to growth in stockholder value over time. To accomplish this objective, the Board of Directors entered into employment agreements, which are discussed above under the heading “Employment Agreements,” intended to provide strong financial incentives to the company’s executive officers, at a reasonable cost to the company and its stockholders. The Compensation Committee assumed responsibility for executive officer compensation matters following the completion of our IPO.
      The Compensation Committee is responsible for:

•	establishing and administering compensation policies;

•	establishing salaries of and awarding performance-based bonuses to our executive officers; and

•	determining awards of restricted stock and grants of stock options under our stock plans.
      From time to time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term individual performance objectives necessary to achieve long-term profitability.
      Our committee’s policy is to devise and implement compensation for our officers and employees commensurate with their position and determined with reference to compensation paid to similarly situated employees and officers of companies that the Compensation Committee deems to be comparable to our company. Each member of the Compensation Committee is independent as defined in the committee charter, as determined by the Board of Directors.
Components of Executive Compensation
      Our committee’s executive compensation methodology consists of three components: (1) base salary, (2) annual incentive and (3) long-term incentive compensation. These components provide elements of fixed income and variable compensation that is linked to the achievement of individual and corporate goals and the enhancement of value to our company’s shareholders.

      Base Salary. Base salary represents the fixed component of our executive compensation system. Executives receive salaries that are within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. Where each executive’s salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Salary adjustments are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.
      Annual Incentives. Annual incentives exist in the form of bonuses available to each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. At the beginning of each year, the Compensation Committee establishes a target bonus for each executive and identifies performance measures for each executive to meet in order to receive the full bonus. The actual amount of incentive bonus received by our Chief Executive Officer for fiscal year 2005 will be determined by the Compensation Committee after the end of the year. The actual amount of incentive bonus received by our other executive officers will be determined by our Chief Executive Officer. Incentive bonuses are paid in cash.
      Long-Term Incentives. The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward our executives and employees for maximizing shareholder value. Long-term incentives are provided primarily by grants of stock options and stock under our 2004 Stock Incentive Plan, which is administered by the Compensation Committee. The purpose of our 2004 Stock Incentive Plan is to assist our company in recruiting and retaining key employees, by enabling such persons to participate in the future success of our company and to associate their interests with those of our company and our shareholders. Stock options granted as long-term incentives for executive performance in fiscal year 2004 were 350,000, 150,000, 100,000, 100,000 and 75,000 for Messrs. Emery and Martinez, Ms. Schaefer, and Messrs. Calder and Schroeder, respectively. All of these options were granted at an exercise price of $17.00 per share.
      Deferred Compensation: We maintain a deferred compensation plan for certain executives by depositing amounts into a trust for the benefit of the participating employees. Amounts in the trust earn investment income, which serves to increase the corresponding deferred compensation obligation. Investments, which are recorded at market value, are directed by the participants, and consist of our common stock and mutual funds.
      Pursuant to their employment arrangements in place prior to the IPO, Messrs. Emery and Calder received $2,000,000 and $200,000, respectively, in the form of lump sum cash payments upon consummation of the IPO. These cash payments have been deferred pursuant to our deferred compensation plan. Pursuant to elections by these members of management to have these bonus payments track the performance of our common stock, we contributed 129,412 shares of common stock (based on the IPO price) to a trust that holds assets to pay obligations under our deferred compensation plan. These deferred bonuses will be deemed to be investments in shares of our common stock. As a result, the amount of cash ultimately paid from the deferred bonus payments will appreciate or depreciate as the price of our common stock increases or decreases.
CEO Compensation
      In devising an appropriate compensation package for John Emery, our CEO, the Compensation Committee is guided by our company’s performance, competitive practices, and the Compensation Committee’s policy, discussed above, of determining compensation with reference to the compensation paid to similarly situated executives of comparable companies. Appropriate adjustments in the compensation of our CEO are considered at the same time that we consider similar adjustments for our other executive officers.
      Mr. Emery’s compensation package for 2004 was based on the terms of the employment agreement entered into in connection with the IPO. In creating Mr. Emery’s total cash compensation package for our 2005 fiscal year, the Compensation Committee will be guided by a review of publicly available information as to the compensation of the CEOs of other similarly sized hospitality and family entertainment companies. Based upon such considerations, the Compensation Committee adopted and approved $400,000 as the appropriate base salary to be paid to Mr. Emery during our 2005 fiscal year. The Compensation Committee intends to apply the bonus award procedure discussed above under “Components of Executive Compensation” to Mr. Emery and our other executive officers during our 2005 fiscal year.
Tax Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code generally limits the deductibility on our tax return of compensation over $1 million to any of our officers unless the compensation is paid pursuant to a plan that is performance-related, non-discriminatory and has been approved by our stockholders. The compensation committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The compensation committee has the authority to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the compensation committee determines in good faith that the compensation is appropriate to incentivize and compensate the recipient.
Submitted by:

Board of Directors (prior to our initial public offering)	Compensation Committee (following our initial public offering)

Bruce D. Neviaser John Emery Marc B. Vaccaro Craig A. Stark (resigned effective March 31, 2005)	Howard Silver (Chairman) Randy Churchey Alissa N. Nolan

PERFORMANCE GRAPH
      We began trading as a public company on December 15, 2004. Due to the short period of time between that date and December 31, 2004, we do not feel that a performance graph showing the percentage change in our cumulative total shareholder return is meaningful. Accordingly, we have not included such a performance graph in this proxy.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee’s primary function is to assist the Board of Directors in fulfilling certain of the Board’s oversight responsibilities to our shareholders by reviewing the financial reports and other financial information provided by our company to any governmental body (including the SEC) or the public; our company’s internal control systems regarding finance, accounting, legal compliance and ethics that management and the Board have established; and our company’s auditing, accounting and financial reporting processes in general. The Audit Committee is entirely composed of directors who meet the SEC’s and Nasdaq’s independence and experience requirements for audit committee membership.
      We have met with our independent auditors and management to discuss the respective duties and responsibilities set forth under our Audit Committee’s charter.
      Management is primarily responsible for the financial statements and the reporting process, including our company’s internal controls system. The company’s independent auditors are responsible for performing an independent audit of our financial statements in conformity with generally accepted accounting principles and are ultimately accountable to our committee and to the Board.
      The Audit Committee has reviewed the audited financial statements in our company’s Annual Report on Form 10-K for 2004 with management, including discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of financial statement disclosures, and we have reviewed and discussed these financial statements with the independent auditors.
      We have also reviewed with the independent auditors their judgments as to the quality of our company’s accounting principles and such other matters as are required to be discussed with our committee under generally accepted auditing standards. In addition, our committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our committee has also received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with the independent auditors all significant relationships they have with our company to ensure their independence from our company.
      We relied on the reviews and discussions referred to above. Based on this reliance, we have recommended to the Board, and the Board has approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

Randy Churchey (Chairman)
Michael M. Knetter
Howard Silver
March 30, 2005
      The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      Deloitte & Touche LLP has served as independent public accountants and auditors for our company and our subsidiaries for our fiscal year ended December 31, 2004 and will continue to serve as our auditors for our fiscal year ending December 31, 2005, unless this is changed by action of our Audit Committee.
      We expect that a Deloitte & Touche representative will be present at our annual meeting to make a statement, if so desired, and available to respond to appropriate questions.
      Fees. During our 2004 fiscal year, Deloitte & Touche billed the following amounts to Great Wolf Resorts in connection with its performance of the following services for our company:

Audit Fees	$999,000	(1)
Audit-related fees	$174,000	(2)
Tax Fees	$21,000	(3)
Total Fees	$1,194,000

(1)	Amount consists of (a) $876,000 for audits of the financial statements of our predecessor entity for the nine months ended September 30, 2004 and for the years ended December 31, 2003, 2002 and 2001, in conjunction with the IPO and (b) $123,000 for the audits of the financial statements of our predecessor our entity and Great Wolf Resorts, Inc. for the period ended December 31, 2004.

(2)	Amount consists of (a) $144,000 for SEC-related audit services, including review of our IPO registration statement and related amendments, issuance of consents, issuance of a comfort letter to underwriters and updating of that letter, and review of our Form S-8 filed with the SEC and (b) $30,000 for reviews of our predecessor entity’s unaudited financial statements for the three-month periods ended March 31, 2004 and 2003 and the six-month periods ended June 30, 2004 and 2003.

(3)	Amount represents fees for tax planning services in conjunction with the IPO.
      Our Board’s Audit Committee has determined that the provision of non-audit services performed by Deloitte & Touche during our 2004 fiscal year is compatible with maintaining Deloitte & Touche’s independence from Great Wolf Resorts as our independent public accountants.
      The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditors. Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels also will require specific pre-approval by the Audit Committee.
      The Audit Committee’s pre-approval procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. For pre-approval, the Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the chairman of the Audit Committee.
      The Audit Committee has designated the Chief Financial Officer to monitor the performance of the services provided by the independent auditors and to determine whether these services are in compliance with the pre-approval policy.
OTHER MATTERS
      Our Board currently does not intend to bring before our annual meeting any matter other than the election of directors, as specified in the notice to shareholders, and our Board has no knowledge of any other matters to be brought before our annual meeting. If any other matters requiring a vote of our shareholders are properly brought before our annual meeting, the enclosed proxies will be voted on such matters in accordance with the judgment of the persons named as proxies in those proxies, or their substitutes, present and acting at the meeting.

      We will provide to each record holder or beneficial owner of our common stock entitled to vote at our annual meeting, on written request to J. Michael Schroeder, our General Counsel and Corporate Secretary, at 122 West Washington Avenue, Madison, Wisconsin 53703, telephone (608) 661-4700, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedules filed with the SEC.
      Copies of our Securities Exchange Act reports and filings are available by hyperlink on our Internet website, at www.greatwolfresorts.com. Paper copies of such reports and filings are also available, free of charge, upon request to our Secretary to our address provided in the preceding paragraph.

BY ORDER OF THE BOARD OF DIRECTORS:

J. MICHAEL SCHROEDER, Secretary
April 1, 2004

APPENDIX A
GREAT WOLF RESORTS, INC.
AUDIT COMMITTEE CHARTER

I.	Composition of the Audit Committee: The Audit Committee of Great Wolf Resorts, Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board of Directors (the “Board”) has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission (the “SEC”). The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment. Unless the Board determines otherwise, at least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined by the rules and regulations of the SEC.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee may be an affiliate of the Company or receive any compensation from the Company other than: (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors and (ii) any other regular benefits that other directors receive.

Members shall be appointed by the Board based on nominations recommended by the Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
II.  Purposes of the Audit Committee: The purposes of the Audit Committee are to:

1.	assist the Board in oversight of (i) the quality and integrity of the Company’s financial statements, (ii) the integrity and effectiveness of the Company’s disclosure and internal controls, (iii) the Company’s structure for compliance with legal and regulatory requirements, and (iv) the performance and independence of the Company’s independent auditors; and

2.	prepare the report required to be prepared by the Audit Committee pursuant to the SEC’s proxy rules for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

III.	Meetings of the Audit Committee: The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, (i) to discuss with management and the independent auditors the annual audited financial statements or quarterly financial statements, as applicable, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (ii) to perform any other activities consistent with this charter, the Company’s Bylaws and applicable law, as the Audit Committee or the Board deems necessary or appropriate. Periodically, the Audit Committee should meet separately with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.	Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:
      1. with respect to the independent auditor,

(i)	to appoint, compensate, retain, evaluate, terminate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing any audit report or performing other audit, review or attest services for the Company, including resolution of any disagreements between management and the auditors regarding financial reporting;

(ii)	to approve (a) all audit engagement fees and terms and (b) all non-audit engagements permitted by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii)	to (a) obtain and review, at least annually, a report by the independent auditors (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (in order to assess the auditors’ independence) all relationships between the independent auditors and the Company, including, at a minimum, each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1, and (b) discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv)	if applicable, to consider whether the independent auditors’ provision of (a) audit-related services, (b) tax compliance, tax advisory or tax planning services, or (c) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors;

(v)	after reviewing the Auditors’ Statement and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence of the independent auditors;

(vi)	in making the evaluations described in (v) above, to ensure the rotation of the lead audit partner and the reviewing partner as required by law, discuss with management the timing and process for implementing the rotation, and consider whether there should be a regular rotation of the audit firm itself;

(vii)	to take into account the opinions of management in assessing the independent auditors’ qualifications, performance and independence; and

(viii)	to instruct the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the stockholders;

2.	with respect to financial reporting principles and policies, internal controls and procedures, and the other matters referred to below:

(i)	to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented;

(iii)	to meet with management and the independent auditors:

•	to discuss the scope of the annual audit;

•	to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and

Analysis of Financial Condition and Results of Operations”; and to recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC;

•	to discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies and other third parties; provided, however, that these discussions may be held generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company’s financial statements;

•	review with the independent auditors any problems or difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management, and management’s response;

•	review with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board and stockholders;

•	to discuss any significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors or management; and

•	review, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(v)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

(vi)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statement or compliance policies, including material notices to or inquiries received from governmental agencies;

(vii)	to establish hiring policies for employees or former employees of the independent auditors;

(viii)	to establish procedures for:

•	the receipt, retention, treatment, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

(ix)	to review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting; and (ii) the independent auditors’ attestation, and report, on the assessment made by management;

3.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board;

(iii)	to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)	to annually evaluate the performance of the Audit Committee;

4.	Review and approve all “related-party transactions” (for purposes of this charter, “related party transactions” shall mean those transactions required to be disclosed by Item 404 of Regulation S-K); and

5.	Review and approve (a) any change or waiver in the Company’s code of ethics for senior financial officers and (b) any disclosure made on Form 8-K or the Company’s website regarding such change or waiver.

V.	Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, engage, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other advisers, as it deems necessary to carry out its duties, without seeking approval of the Board or management. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee under the preceding sentence; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VI.	Delegation to Subcommittee: To the extent permitted by the Company’s Bylaws and applicable law, the Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee; provided, however, that any actions taken pursuant to any such delegation shall be reported to the Audit Committee at its next meeting.

PROXY

GREAT WOLF RESORTS, INC.
122 WEST WASHINGTON AVENUE, MADISON, WISCONSIN 53703
ANNUAL MEETING OF SHAREHOLDERS — MAY 19, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints John Emery and J. Michael Schroeder, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Great Wolf Resorts, Inc. at the Annual Meeting of Shareholders to be held at the Blue Harbor Resort & Conference Center, 725 Blue Harbor Drive, Sheboygan, Wisconsin, on Thursday, May 19, 2005 at 10:00 a.m. Central Time, and at any adjournments thereof, as specified below:

1.	ELECTION OF DIRECTORS (“PROPOSAL ONE”)

☐ TERMS EXPIRING 2006 — FOR EACH OF THE EIGHT NOMINEES LISTED BELOW

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.)

Bruce D. Neviaser            John Emery            Elan Blutinger            Randy Churchey
Michael M. Knetter            Alissa N. Nolan            Howard Silver            Marc B. Vaccaro

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

2.	In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before the meeting.

[Please sign and date on reverse side of this proxy.]

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal One.

Dated: , 2005
Please sign name exactly as it appears on the left. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Title

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.